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                                                                   Exhibit 10.18

                                     FORM OF

                           NUANCE COMMUNICATIONS, INC.
                                 2000 STOCK PLAN
                       RESTRICTED STOCK PURCHASE AGREEMENT

(A)  Name of Grantee: _________________

(B)  Credit Date: ______________________

(C)  Number of Shares: ____________________

(D)  Price per Share: _____________________

(E)  Effective Date: _______________________

          THIS RESTRICTED STOCK PURCHASE GRANT AGREEMENT (the "AGREEMENT"), is made and entered into as of the date set forth in Item E above (the "EFFECTIVE DATE") between Nuance Communications, Inc., a Delaware corporation (the "COMPANY") and the person named in Item A above ("GRANTEE").

          THE PARTIES AGREE AS FOLLOWS:

1. STOCK PURCHASE RIGHTS. Pursuant to the Company's 2000 Stock Plan (the "PLAN"), a copy of which is attached to this Agreement as Exhibit 1, the Company hereby credits to a separate account maintained on the books of the Company (the "ACCOUNT") Stock Purchase Rights which will give Grantee the right to receive that number of shares of Common Stock of the Company, par value $0.001 (the "SHARES") listed in Item C above on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this agreement by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan

2. COMPANY'S OBLIGATION TO PAY; PURCHASE PRICE. Each Stock Purchase Right has a value equal to the Fair Market Value of a Share on the date of this Agreement. Unless and until the Stock Purchase Rights will have vested in the manner set forth in Section 3, the Grantee will have no right to receive the Shares subject to the Stock Purchase Rights. Prior to actual payment of any Shares, such Stock Purchase Rights will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. The purchase price for the Shares subject to the Stock Purchase Rights shall be the price set forth in Item D above.

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3.   VESTING. _____% of the Stock Purchase Rights shall vest on _____________,
     ____, subject to Grantee's continuing to be an employee, director or consultant of the Company or of an Affiliate (a "SERVICE PROVIDER") on such date.

4. FORFEITURE UPON TERMINATION AS SERVICE PROVIDER. Notwithstanding any contrary provision of this Agreement, if the Grantee terminates service as a Service Provider for any or no reason prior to vesting, the Stock Purchase Rights awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5. PAYMENT AFTER VESTING. Any Stock Purchase Rights that vest in accordance with Section 3 will be paid to the Grantee in Shares at the purchase price (which shall be satisfied through past services to the Company) set forth in Section 2, provided that to the extent determined appropriate by the Company, the Grantee shall satisfy any federal, state and local withholding taxes with respect to such Stock Purchase Rights prior to the payment of any vested Shares to the Grantee.

6. RIGHTS AS STOCKHOLDER. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee.

7. TAX ADVICE. The Company has made no warranties or representations to Grantee with respect to the income tax consequences of the transactions contemplated by the agreement pursuant to which the Stock Purchase Rights have been issued and Shares will be purchased and Grantee is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Grantee acknowledges that the Grantee has not relied and will not rely upon the Company or the Company's counsel with respect to any tax consequences related to the Stock Purchase Rights or the ownership, purchase, or disposition of the Shares. The Grantee assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Stock Purchase Rights and the Shares.

8. WITHHOLDING OF TAXES. Notwithstanding any contrary provision of this Agreement, no certificate representing Shares may be released from the Company unless and until the Grantee shall have delivered to the Company the full amount of any federal, state or local income or other taxes which the Company may be required by law to withhold with respect to such Shares. At the election of the Company, any federal, state and local withholding taxes with respect to the Stock Purchase Rights and/or the Shares may be paid by reducing the number of vested Shares actually paid to the Grantee.

     8.1. Trade for Taxes. At the Grantee's election, the Company may deduct from any payment of distribution of Restricted Stock the amount of any tax required by

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          law to be withheld with respect to the purchase of the shares of
          Restricted Stock or the lapse of the Purchase Option.

          GRANTEE MUST INFORM THE COMPANY OF HIS OR HER PREFERENCE FOR PAYMENT OF THEIR WITHHOLDING TAX OBLIGATIONS WITHIN 30 DAYS OF RECEIPT OF THE DOCUMENTATION. IF NO ELECTION IS RECEIVED, THE TAX ELECTION WILL DEEMED TO BE A PAYMENT OF CASH. AN ELECTION FORM IS ATTACHED HERETO AS EXHIBIT A.

9. ASSIGNMENT; BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Grantee may not assign any of Grantee's rights under this Agreement.

10. DAMAGES. Grantee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Stock Purchase Rights which is not in conformity with the provisions of this Agreement.

11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts excluding those laws that direct the application of the laws of another jurisdiction.

12. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until the Grantee is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                           Nuance Communications, Inc.
                                One Wayside Road
                              Burlington, MA 01803
                             Attention: HR Director

     Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for the Grantee and related to this Agreement, if not delivered by hand, shall be mailed to Grantee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to the Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

13. ARBITRATION. Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in Essex County in accordance with the then existing rules of the American Arbitration Association, and judgment upon the

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     award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 14 shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in
     Section 13 shall be valid and sufficient.

14. NO RIGHTS TO STOCK PURCHASE RIGHTS, SHARES, OPTIONS OR EMPLOYMENT. Other than with respect to the Stock Purchase Rights, neither Grantee nor any other person shall have any claim or right to be issued stock or granted an option under the Plan. Having received a Stock Purchase Right under the Plan shall not give the Grantee any right to receive any other grant or option under the Plan. This Stock Purchase Right is not an employment contract and nothing in this Stock Purchase Right shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or the Company to continue your employment with the Company.

15. ENTIRE AGREEMENT. Company and Grantee agree that this Agreement (including its attached Exhibits) is the complete and exclusive statement between Company and Grantee regarding its subject matter and supersedes all prior proposals, communications, and agreements of the parties, whether oral or written, regarding the grant Stock Purchase Rights and Shares to Grantee.

16. ADDITIONAL CONDITIONS TO ISSUANCE OF SHARES. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Grantee, such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

17. ADMINISTRATOR AUTHORITY. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Stock Purchase Rights have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. CAPTIONS. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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19.  AGREEMENT SEVERABLE. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                        Nuance Communications, Inc.


                                        By:
                                            ------------------------------------
                                            Paul A. Ricci

          The Grantee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.


                                        ----------------------------------------
                                        Grantee -

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                                     EXHIBIT

Exhibit 1   2000 Stock Plan
Exhibit A   Trade-for-Taxes